Exhibit 10.02

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT is effective as of June 1, 2013, by and between ENSERVCO CORPORATION, a public Delaware corporation, (the “Company”), and RICK D. KASCH (“Kasch”), sometimes collectively referred to as the “Parties.”

WITNESSETH

WHEREAS, the Company entered into an employment agreement with Kasch on July 27, 2010, which was amended on July 19, 2011, (the “Agreement”); and

WHEREAS, at a meeting of the Board of Directors on May 29, 2013, certain terms of the Agreement were amended at the direction of the Company’s Board of Directors and the Parties wish to memorialize those amendments as set forth herein.

NOW, THEREFORE, in consideration of the conditions and covenants set forth, it is agreed that the Agreement be and hereby is amended, effective as of June 1, 2013, so that:

A.	Paragraph 1 (“Employment”) reads as follows:

1.	Employment. Subject to the terms and conditions of this Agreement, the Company and Executive agree to enter into an employment relationship whereby Executive will serve as the Company’s President. Executive will report to the Company’s Chief Executive Officer. Executive will have such responsibilities and authority as are consistent with the offices of President and as may be determined from time to time by the Company’s Chief Executive Officer. Executive is not required to devote all of his working time and efforts to the performance of services for the Company. However, all Company performance will be to the best of Executive’s ability.

B.	Paragraph 2 (“Terms of Employment”) reads as follows:

2.	Term of Employment. Executive’s term of employment under this Agreement will commence on July 27, 2010 and continue until June 30, 2015 (the “End Date”), and on a year-to-year basis thereafter ending each June 30th thereafter (the “Term”), unless: (i) the Company provides the Executive with a notice of non-renewal not less than 60 days before the last day of the then-current Term (as then effective); or (ii) the Agreement is otherwise terminated as described in Section 5 thereof.

C.	Except as specifically amended hereby the Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as stated above.

ENSERVCO CORPORATION

By:    /s/ Michael Herman

Michael Herman, Chief Executive Officer

Date: May 29, 2013

EXECUTIVE

By:    /s/ Rick D. Kasch

Rick D. Kasch

Date: May 29, 2013

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